SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

                            Filed by the Registrant                    / X /

                    Filed by a party other than the Registrant         /   /

Check the appropriate box:

/   /   Preliminary Proxy Statement

/   /   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e) (2))

/   /   Definitive Proxy Statement

/   /   Definitive Additional Materials

/ X /   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                PUTNAM CALIFORNIA INVESTMENT GRADE MUNICIPAL TRUST
                      PUTNAM HIGH YIELD MUNICIPAL TRUST
                    PUTNAM INVESTMENT GRADE MUNICIPAL TRUST
                     PUTNAM MANAGED MUNICIPAL INCOME TRUST
                         PUTNAM MUNICIPAL BOND FUND
                   PUTNAM MUNICIPAL OPPORTUNITIES TRUST AND
                PUTNAM NEW YORK INVESTMENT GRADE MUNICIPAL TRUST
                    PUTNAM HIGH INCOME OPPORTUNITIES TRUST
                        PUTNAM MANAGED HIGH YIELD TRUST
                          PUTNAM MASTER INCOME TRUST
                        PUTNAM TAX-FREE HEALTH CARE FUND

                 (Name of Registrant as Specified In Its Charter)

                      (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /   No fee required

/   /   Fee computed on table below per Exchange Act Rule 14a 6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/   /   Fee paid previously with preliminary materials.

/   /   Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


Putnam Funds'

Telephone Voting Script

Toll Free: 1-877-PRX-VOTE or 1-877-779-8683

1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2. Enter the series of numbers printed in the gray shaded box on your card, followed by the pound sign.

3. Enter the last four digits of the U.S. social security number or the U.S. taxpayer identification number for this account followed by the pound sign.

4. The Funds that you are voting on are the Putnam Funds'.

5. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the shareholders.

6. To vote all items in accordance with the recommendations of the Board of Trustees, press 1. If you wish to vote on each item one at a time, press 2.

If 1, go to 8.
If 2, go to 7.

7. Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

If 1, go to 8.
If 2, go to 8.
If 3, go to Director Exception.

Director Exception

Enter the 2-digit number next to the nominee from whom you would like to withhold your vote, followed by the pound key, or if you have completed voting on directors press the pound key again.

If #, go to 8.
If valid nominee number, go to Next Nominee.

Next Nominee

To withhold your vote from another nominee enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.

If #, go to 8.
If valid nominee number, go to Next Nominee.

Invalid Nominee Number

You have entered an invalid nominee number.

{Go to Next Nominee.}

8. You have cast your vote as follows:

{Playback back the appropriate vote for this proxy card.}

Default Playback

You have voted in the manner recommended by the board of directors.

Director Proposal Playback

For all nominees
Or
For all nominees except: #

Or
Withhold For all nominees

For/Against/Abstain Proposal Playback

Item # {For | Against | Abstain}

9. Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.

No Key Pressed

Go to the same item (repeat three times); otherwise, go to Error.

Invalid Number

Go to the same item (repeat three times); otherwise, go to Error.

Error

We are unable to process your request at this time. Thank you for calling.

{Call ends.}